Exhibit 99.1

TRIANGLE PETROLEUM PROVIDES FISCAL YEAR 2015 CAPITAL

BUDGET AND GUIDANCE FOR ALL BUSINESS SEGMENTS

DENVER — January 21, 2014 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides its capital budget outlook and guidance for its E&P segment (“E&P”), RockPile Energy Services (“RockPile”) and Caliber Midstream (“Caliber”) for fiscal year 2015, ending January 31, 2015.

Fiscal Year 2015 Capital Budget Outlook

•                  Triangle’s fiscal year 2015 capital expenditure budget totals approximately $510 million:

Capital Expenses	FY2015E
E&P Drilling Program	$415
E&P Land Spend	$50
RockPile	$20
Infrastructure and Other	$25
Total	$510

*Dollars in U.S. millions

Liquidity Update

•                  E&P reserve-based lending facility borrowing base was recently increased from $275 million to $320 million; next scheduled redetermination in April 2014

•                  Triangle plans to fund any shortfall between cash flow and capital expenditures via the institutional loan market in the second half of fiscal year 2015

Fiscal Year 2015 Production and Financial Guidance

	FY2015E	% Midpoint Change	2nd Half FY2015E	% Midpoint Change
E&P Production (Boepd)	9,500 - 10,500	+98%	10,500 - 11,500	+118%
E&P Production (Mmboe)	3.5 - 3.8	+98%	1.9 - 2.1	+118%

*Guidance metric changes calculated from FY’14 guidance midpoint

Fiscal year 2015 stand-alone revenue and Adjusted-EBITDA guidance:

FY2015E	Revenue	Adj.-EBITDA
E&P	$275 - $310	$190 - $210
RockPile	$300 - $340	$63 - $75
Caliber	$17 - $21	$13 - $15
Total	$592 - $671	$266 - $300

2nd Half FY2015E	Revenue	Adj.-EBITDA
E&P	$155 - $170	$105 - $115
RockPile	$170 - $200	$39 - $47
Caliber	$10 - $12	$7 - $8
Total	$335 - $382	$151 - $170

2nd Half FY2015E Annualized	Revenue	Adj.-EBITDA
E&P	$310 - $340	$210 - $230
RockPile	$340 - $400	$78 - $94
Caliber	$20 - $24	$14 - $16
Total	$670 - $764	$302 - $340

*Dollars in U.S. millions

*E&P Adj.-EBITDA does not include TPC (Parent Company) other revenues and expenses

*RockPile revenue and Adj.-EBITDA provided on a stand-alone basis

*Caliber revenue and Adj.-EBITDA represents Triangle’s 32% ownership share of the partnership at fiscal year end

*Reference Use of Segment Information and Non-GAAP Measures for additional detail

2nd Half FY2015E Annualized	Revenue	Adj.-EBITDA
E&P	$310 - $340	$210 - $230
RockPile	$340 - $400	$78 - $94
Caliber	$20 - $24	$14 - $16
Total	$670 - $764	$302 - $340

*Dollars in U.S. millions

*E&P Adj.-EBITDA does not include Triangle (Parent Company) other revenues and expenses

*RockPile revenue and Adj.-EBITDA provided on a stand-alone basis

*Caliber revenue and Adj.-EBITDA represents Triangle’s 32% ownership share of the partnership at fiscal year end

*Reference Use of Segment Information and Non-GAAP Measures for additional detail

•                  Guidance assumptions based on (1) realized oil price of $85.00 per barrel, (2) a four-rig operating program for 75% of the year and (3) stable commodity input prices (e.g. guar, proppant)

Additional Fiscal Year 2015 Budget and Guidance Details

•                  Triangle (Parent Company)

•                  Approximately $11 - $14 million in expected corporate level G&A cash expenses and $8 - $11 million in expected stock-based compensation expenses

•                  Estimate book taxes of $30 - $35 million; however, Triangle expects $0 in cash taxes

•                  Assumes no consolidated EBITDA contribution from equity ownership of Caliber or RockPile revenue generated from E&P

•                  Estimate cash dividends issued to Triangle totaling $25 - $30 million from RockPile and $10 - $15 million from Caliber in fiscal year 2015

•                  E&P

•                  Plan to spud 46 — 50 gross operated wells and complete 42 — 46 gross operated wells under a three rig operated program, increasing to four rigs in late Q1 fiscal year 2015

•                  RockPile

•                  RockPile is expected to generate $150 - $170 million of revenues from services for Triangle’s E&P segment based upon current contract assumptions

•                  Anticipate delivery of third pressure pumping spread in Q2 fiscal year 2015

Use of Segment Information and Non-GAAP Measures

(1)         Adjusted-EBITDA represents income before interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented Adjusted-EBITDA by segment because it regularly reviews Adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes Adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors.

The total of Adjusted-EBITDA by segment is not indicative of Triangle’s consolidated Adjusted-EBITDA, which reflects other matters such as (i) additional parent administrative costs, (ii) intracompany eliminations, and (iii) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber. Adjusted-EBITDA may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

We believe that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization.  Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves. The majority of Triangle’s consolidated interest expense relates to paid-in-kind interest on the convertible note at the parent.

(2)         The Company often provides financial metrics for the E&P segment, RockPile and Caliber.  Revenues of these operations are disclosed in notes to the financial statements contained in the Company’s periodic filings with the SEC, but the sum of those stand-alone revenues and Adjusted-EBITDA differ from Triangle’s consolidated revenues and Adjusted-EBITDA for the corresponding reporting period. For consolidation, intercompany revenues and expenses are eliminated.

Triangle also believes that stand-alone revenue and Adjusted-EBITDA assist investors in measuring RockPile and Caliber’s performance as stand-alone companies without eliminating, on a consolidated basis, certain revenues attributable to services provided for wells under which Triangle has an economic interest.

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth oriented energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2013 and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Contact

Triangle Petroleum Corporation
Justin Bliffen, Chief Financial Officer
303-260-7125
info@trianglepetroleum.com